CUSTODIAN SERVICING AGREEMENT


     THIS  AGREEMENT made as of August 2, 1999, between
Grand   Prix   Funds,  Inc.,  a  Maryland   corporation
(hereinafter  called the "Company"), and  Firstar  Bank
Milwaukee, N.A., a Wisconsin corporation (hereinafter called "Custodian").

     WHEREAS,  the  Company is an  open-end  management
investment  company  which  is  registered  under   the
Investment  Company Act of 1940, as amended (the  "1940
Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio; and

     WHEREAS, the Company desires that the securities and cash of the Grand Prix Fund and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as may be amended from time to time, shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1.   Definitions

     The  word  "securities" as  used  herein  includes
stocks, shares, bonds, debentures, notes, mortgages  or
other  obligations,  and  any  certificates,  receipts,
warrants  or other instruments representing  rights  to
receive,  purchase  or  subscribe  for  the  same,   or
evidencing   or  representing  any  other   rights   or
interests therein, or in any property or assets.

     The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by any two of the President, a Vice President, the Secretary and the Treasurer of the Company, or any other persons duly authorized to sign by the Board of Directors.

     The word "Board" shall mean the Board of Directors of the Company.

2.    Names, Titles, and Signatures of the Company's Officers

     An   officer  of  the  Company  will  certify   to
Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of Directors, together with any changes which may occur from time to time.

3.   Receipt and Disbursement of Money

     A. Custodian shall open and maintain a separate account or accounts in the name of the Company, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

          (a)  for  the  purchase of securities  for  the
               portfolio of the Fund upon the  delivery
               of   such   securities   to   Custodian,
               registered in the name of the Company or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

          (b) for the purchase or redemption of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Company;

          (c)  for  the  payment of interest,  dividends,
               taxes,  investment  adviser's  fees   or
               operating  expenses (including,  without
               limitation  thereto,  fees  for   legal,
               accounting,   auditing   and   custodian
               services,  expenses  for  printing   and
               postage and payments under any Rule 12b-
               1 plan);

          (d)  for   payments  in  connection  with   the
               conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

          (e)  for   other   proper  corporate   purposes
               certified by resolution of the Board of Directors of the Company.

     Before  making  any such payment, Custodian  shall
receive  (and  may rely upon) an officers'  certificate
requesting such payment and stating that it  is  for  a
purpose  permitted under the terms of items  (a),  (b),
(c),  or (d) of this Subsection A, and also, in respect
of  item  (e), upon receipt of an officers' certificate
specifying  the amount of such payment,  setting  forth
the  purpose  for which such payment  is  to  be  made,
declaring   such  purpose  to  be  a  proper  corporate
purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

     B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of the Company.

     C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.

     D. If so directed by the Company, Custodian will invest any and all available cash in overnight cash-equivalent investments as specified by the investment manager.

4.   Segregated Accounts

     Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of the Fund, into which account(s) may be transferred cash and/or securities.

5.   Transfer, Exchange, Redelivery, etc. of Securities

     Custodian  shall  have sole power  to  release  or
deliver  any  securities  of the  Company  held  by  it
pursuant  to  this  Agreement.   Custodian  agrees   to
transfer, exchange or deliver securities held by it hereunder only:

     (a) for sales of such securities for the account of the Fund upon receipt by Custodian of payment therefore;

     (b) when such securities are called, redeemed or retired or otherwise become payable;

     (c)  for  examination by any broker selling any such
          securities   in   accordance   with   "street
          delivery" custom;

     (d)  in exchange for, or upon conversion into, other
          securities alone or other securities and cash
          whether  pursuant  to  any  plan  of  merger,
          consolidation,                reorganization,
          recapitalization    or    readjustment,    or
          otherwise;

     (e) upon conversion of such securities pursuant to their terms into other securities;

     (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

     (g)  for  the purpose of exchanging interim receipts
          or   temporary   securities  for   definitive
          securities;

     (h)  for  the purpose of redeeming in kind shares of
          common   stock  of  the  Fund  upon  delivery
          thereof to Custodian; or

     (i)  for other proper corporate purposes.

     As to any deliveries made by Custodian pursuant to
items  (a), (b), (d), (e), (f), and (g), securities  or
cash   receivable   in  exchange  therefor   shall   be
deliverable to Custodian.

     Before  making  any  such  transfer,  exchange  or
delivery,  Custodian shall receive (and may rely  upon)
an  officers'  certificate  requesting  such  transfer,
exchange  or  delivery, and stating that it  is  for  a
purpose  permitted under the terms of items  (a),  (b),
(c),  (d), (e), (f), (g), or (h) of this Section 5  and
also,  in  respect  of item (i),  upon  receipt  of  an
officers' certificate specifying the securities  to  be
delivered,  setting forth the purpose  for  which  such
delivery is to be made, declaring such purpose to be  a
proper  corporate  purpose, and naming  the  person  or
persons  to whom delivery of such securities  shall  be
made,  provided, however, that an officers' certificate
need  not  precede  any  such  transfer,  exchange   or
delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

6.   Custodian's Acts Without Instructions

     Unless  and until Custodian receives an  officers'
certificate  to  the  contrary, Custodian  shall:   (a)
present for payment all coupons and other income  items
held by it for the account of the Fund, which call  for
payment upon presentation and hold the cash received by
it  upon such payment for the account of the Fund;  (b)
collect  interest  and  cash dividends  received,  with
notice to the Company, for the account of the Fund; (c)
hold  for  the account of the Fund hereunder all  stock
dividends,  rights and similar securities  issued  with
respect to any securities held by it hereunder; and (d)
execute,  as  agent  on  behalf  of  the  Company,  all
necessary  ownership  certificates  required   by   the
Internal Revenue Code of 1986, as amended (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury
Department") or under the laws of any state now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.   Registration of Securities

     Except  as  otherwise  directed  by  an  officers'
certificate,  Custodian shall register all  securities,
except  such as are in bearer form, in the  name  of  a
registered nominee of Custodian as defined in the  Code
and  any Regulations of the Treasury Department  issued
thereunder  or  in  any  provision  of  any  subsequent
federal   tax  law  exempting  such  transaction   from
liability  for stock transfer taxes, and shall  execute
and   deliver  all  such  certificates  in   connection
therewith   as  may  be  required  by  such   laws   or
regulations  or  under  the laws  of  any  state.   All
securities held by Custodian hereunder shall be at all times identifiable in its records as being held in an account or accounts of Custodian containing only the assets of the Company.

     The Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

8.   Voting and Other Action

     Neither  Custodian  nor any nominee  of  Custodian
shall  vote any of the securities held hereunder by  or
for  the account of the Fund, except in accordance with
the instructions contained in an officers' certificate.
Custodian  shall deliver, or cause to be  executed  and
delivered,  to  the  Company all notices,  proxies  and
proxy   soliciting  materials  with  respect  to   such
securities,  such  proxies  to  be  executed   by   the
registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

9.   Transfer Tax and Other Disbursements

     The Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

     Custodian   shall   execute   and   deliver   such
certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

10.  Concerning Custodian

     Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

     Custodian shall not be liable for any action taken
in  good faith upon any certificate herein described or
certified copy of any resolution of the Board, and  may
rely  on the genuineness of any such document which  it
may   in  good  faith  believe  to  have  been  validly
executed.

     The  Company agrees to indemnify and hold harmless
Custodian  and  its  nominee from all  taxes,  charges,
expenses,    assessments,   claims   and    liabilities
(including   reasonable  counsel  fees)   incurred   or
assessed  against  it or by its nominee  in  connection
with the performance of this Agreement, except such  as
may  arise  from  its or its nominee's own  bad  faith,
negligent  action, negligent failure to act or  willful
misconduct.   Custodian  is authorized  to  charge  any
account  of the Fund for such items.  In the  event  of
any  advance of cash for any purpose made by  Custodian
resulting  from orders or instructions of the  Company,
or  in  the  event that Custodian or its nominee  shall
incur  or  be  assessed any taxes,  charges,  expenses,
assessments,  claims or liabilities in connection  with
the  performance of this Agreement, except such as  may
arise   from  its  or  its
nominee's  own  bad  faith,
negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor.

     Custodian  agrees to indemnify and  hold  harmless
the  Company  from all charges, expenses,  assessments,
and  claims/liabilities (including  reasonable  counsel
fees)  incurred  or assessed against it  in  connection
with the performance of this Agreement, except such  as
may  arise  from  the Fund's own bad  faith,  negligent
action,   negligent   failure  to   act,   or   willful
misconduct.

11.  Subcustodians

     Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of the Company's assets, so long as any such bank or trust company is itself qualified under the 1940 Act and the rules and regulations thereunder and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

     Notwithstanding anything contained herein, if  the
Company  requires  the  Custodian  to  engage  specific
subcustodians  for the safekeeping and/or  clearing  of
assets,  the  Company  agrees  to  indemnify  and  hold
harmless  Custodian  from  all  claims,  expenses   and
liabilities   incurred  or  assessed  against   it   in
connection with the use of such subcustodian in regard to the Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

12.  Reports by Custodian

     Custodian  shall furnish the Company  periodically
as   agreed  upon  with  a  statement  summarizing  all
transactions  and entries for the account  of  Company.
Custodian shall furnish to the Company, at the  end  of
every month, a list of the portfolio securities for the
Fund  showing  the aggregate cost of each  issue.   The
books  and  records  of  Custodian  pertaining  to  its
actions   under  this  Agreement  shall  be   open   to
inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

13.  Termination or Assignment

     This Agreement may be terminated by the Company, or by Custodian, on ninety (90) days notice, given in writing and sent by registered mail to:

     Firstar Bank Milwaukee, N.A.
     777 East Wisconsin Avenue
     Milwaukee, WI  53202
or to the Company at:

     Grand Prix Funds, Inc.
     Wilton Executive Campus
     15 River Road, Suite 220
     Wilton, CT  06897
     Attn:  Corporate Secretary

as  the  case  may  be.  Upon any termination  of  this
Agreement,  pending  appointment  of  a  successor   to
Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Company, but may deliver them to a bank or trust company of its own selection that meets the requirements of the 1940 Act as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

     If the Company elects to terminate this Agreement prior to the one year anniversary of this Agreement, for reasons other than unacceptable service levels, the Company agrees to reimburse Firstar for the difference between the termination date and the anniversary date in annual fees based on the current annual fees of the Company.

     This Agreement may not be assigned by Custodian without the consent of the Company, authorized or approved by a resolution of its Board of Directors.

14.  Deposits of Securities in Securities Depositories

     No provision of this Agreement shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board of Directors of the Company approves by resolution the use of such central securities clearing agency or securities depository.

15.  Records

     Custodian  shall  keep  records  relating  to  its
services  to  be performed hereunder, in the  form  and
manner,  and for such period, as it may deem  advisable
and  is  agreeable to the Company but not  inconsistent
with   the   rules   and  regulations  of   appropriate
government authorities, in particular Section 31 of the
1940  Act  and the rules thereunder.  Custodian  agrees
that  all  such records prepared or maintained  by  the
Custodian   relating  to  the  services  performed   by
Custodian hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

16.  Governing Law

     This Agreement shall be governed by Wisconsin law.
However, nothing herein shall be construed in a  manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation  promulgated by the Securities and  Exchange
Commission thereunder.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


GRAND PRIX FUNDS, INC.             FIRSTAR BANK MILWAUKEE, N.A.


By: /s/ Robert Zuccaro             By: /s/ Paul Rock
   -------------------                 ------------------
Its: President                     Its: Vice President
    -----------------                  ------------------

                   Custody Services
         Annual Fee Schedule - Domestic Funds

                                                       Exhibit A

       Separate Series of Grand Prix Funds, Inc.

        Name of Series                  Date Added

       Grand Prix Fund                August 2, 1999
          Class A
          Class C


Annual fee based upon market value
          .75 basis point from $0 to $100 million
          .50 basis point from $100 to $200 million
          .25 basis point on excess assets of the the fund
          Minimum annual fee per fund - $3,000

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
          $10.00 per book entry security (depository or Federal Reserve system) $25.00 per definitive security (physical)
          $25.00 per mutual fund trade
          $75.00 per Euroclear
          $ 8.00 per principal reduction on pass-through certificates
          $35.00 per option/futures contract
          $15.00 per variation margin
          $15.00 per Fed wire deposit or withdrawal

Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Plus   out-of-pocket   expenses.   Foreign   securities
custody services quoted separately.

Fees and out-of-pocket expenses are billed to the Fund monthly, based upon market value at the beginning of the month.